UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 30, 2005

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On March 24, 2005, Halozyme Therapeutics, Inc. (the “Company”) entered into a Development and Supply Agreement (the “Supply Agreement”) and a First Amendment to their existing Exclusive Distribution Agreement, dated August 13, 2004 (the “Distribution Agreement”) with Baxter Healthcare Corporation (“Baxter”). The following descriptions of the agreements are a summary of the material terms of the agreements and do not purport to be complete, and are qualified in their entirety by reference to the agreements which are attached to this Form 8-K.

The Company will supply Baxter the active pharmaceutical ingredient, and Baxter will fill/finish the product and hold it for subsequent distribution, pending regulatory approval. The Supply Agreement provides for additional product development opportunities that the parties may mutually decide to pursue. In addition, Baxter has a right of first refusal on certain product line extensions and select new products.

The Distribution Agreement provides for specific and consistent definitions among the Supply Agreement and Distribution Agreement, modifies various covenants of Baxter relating to the definition of sales and marketing costs and amends Section 1.2, “Territories”, to set forth the possibility of entering the European market.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
10.1*	Development and Supply Agreement between Halozyme, Inc. and Baxter Healthcare Corporation, dated March 24, 2005.

10.2*	First Amendment to the Exclusive Distribution Agreement, dated March 24, 2005.

*   Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this agreement and have been submitted separately to the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.

March 30, 2005	By: /s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer